Exhibit 4.1
FORM OF PREFERRED STOCK CERTIFICATE
INCORPORATED UNDER THE LAWS OF THE STATE OF
SOUTH CAROLINA
NUMBER	SHARES

ECIP -01	82,949

SECURITY FEDERAL CORPORATION
PREFERRED STOCK, SERIES ECIP
AUTHORIZED CAPITAL 82,949 Shares N/A PAR VALUE
THIS CERTIFIES THAT The United States Department of the Treasury is the  of  82,949 fully paid and nonassessable SHARES OF THE CAPITAL STOCK OF Security Federal Corporation, transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

This ___________________________ day	of ________________________ A.D. 2022

SECRETARY	PRESIDENT

TRANSFER OF THE SHARES REPRESENTED BY THIS CERTICATE
IS RESTRICTED. SEE LEGEND ON REVERSE SIDE.

For Value Received,                                                                        hereby sell, assign and transfers Unto                                          ,
Shares represented by the within Certificate and do hereby irrevocably constitute and appoint                                                               Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

DATED:                                   , 2022
                     In presence of:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SA VIN GS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AL AGENCY. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HA VE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, OR (IF THE ISSUER IS A NATIONAL BANK OR FEDERAL SAVINGS ASSOCIATION) PART 16 OF THE REGULATIONS OF THE OFFICE OF THE COMPTROLLER OF THE CURRENCY ("PART 16") AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS AND PART 16 (IF APPLICABLE) -----.OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS OR SUCH REGULATIONS, AS APPLICABLE. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF THE ISSUER IS A NATIONAL BANK OR FEDERAL SAVINGS ASSOCIATION, AS INCORPORATED INTO PART 16). ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT OR PART 16, AS APPLICABLE, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (IF THE ISSUER IS A NATIONAL BANK OR FEDERAL SAVINGS ASSOCIATION, AS INCORPORATED INTO PART 16), (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND PART 16, AS APPLICABLE AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.